Exhibit 99.1

Issue Date: Mar. 21, 2011

Investor Update

This investor update provides forward-looking information about United Continental Holdings, Inc. (the “Company”) for the first quarter and full year of 2011. All year-over-year comparisons are based on the pro forma combined company financial statements previously published in our Investor Update and Earnings Release issued Jan. 26, 2011, which can be found on our website at http:\\ir.unitedcontinentalholdings.com under the title Pro Forma Results in the Investor Resources section of the website.

United Continental Holdings, Inc. Outlook Highlights

Capacity

The Company estimates its first quarter consolidated domestic available seat miles (ASM) to be down 2.1% year-over-year, and its consolidated international ASMs to be up 5.7% for a consolidated ASM increase of 1.2% year-over-year. For the full year, the Company estimates consolidated domestic ASMs to be down between 2.0% and 3.0% year-over-year, and consolidated international capacity to be up between 3.0% and 4.0% year-over-year, resulting in roughly flat consolidated ASM’s year-over-year, consistent with the Company’s previous updated capacity guidance provided on March 7, 2011.

Revenue Guidance

First quarter consolidated passenger revenue per ASM (PRASM) is expected to grow between 10.0% and 11.0% year-over-year. Cargo and Other revenue for the quarter is expected to be between $1,010 million and $1,020 million.

Non-Fuel Expense Guidance

First quarter consolidated cost per ASM (CASM), excluding fuel, profit sharing, certain accounting charges and merger-related expenses for the Company is expected to be up 2.75% to 3.25% year-over-year.

Fuel Expense

The Company estimates its consolidated fuel price, including the impact of settled cash hedges, to be $2.76 per gallon for the first quarter based on the forward curve as of Mar. 15, 2011.

Non-Operating Income/(Expense)

Non-operating expense for the Company is estimated to be between $(240) million and $(250) million for the first quarter. Non-operating income/(expense) includes interest expense, capitalized interest, interest income and other non-operating income/(expense).

Taxes

The Company currently expects to record minimal cash taxes in 2011.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

In the first quarter, the Company expects a total of approximately $300 million of gross capital expenditures and approximately $200 million of net capital expenditures, both excluding purchase deposits of approximately $35 million.

Scheduled debt payments for the first quarter are estimated to be approximately $450 million, including approximately $150 million in cash that the Company paid to repurchase the Company’s 5.0% Senior Convertible Notes due 2021 in February. Total debt payments for the first quarter are estimated to be approximately $630 million, including approximately $180 million in prepayments of debt obligations that the Company made during the quarter.

Cash Balance

The Company expects to end the first quarter with $8.9 billion of unrestricted cash, cash equivalents and short-term investments, which includes approximately $0.2 billion of fuel hedge collateral.

Advance Booked Seat Factor (Percentage of Available Seats that are Sold)

Compared to the same period last year, for the next six weeks, mainline domestic advance booked seat factor is up 1.4 points, mainline international advance booked seat factor is down 4.1 points, mainline Atlantic advance booked seat factor is down 3.7 points, mainline Pacific advance booked seat factor is down 2.6 points and mainline Latin America advance booked seat factor is down 5.9 points. Regional advance booked seat factor is down 2.1 points.

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Company Outlook

First Quarter 2011 Operational Outlook

	Estimated 1Q 2011			Year-Over-Year % Change Higher/(Lower)[1]			Estimated Full Year 2011			Year-Over-Year % Change Higher/(Lower)[1]
Capacity (Million ASM)
Mainline Capacity
Domestic	26,464			(2.4%)
Atlantic	11,233			6.0%
Pacific	9,046			4.2%
Latin America	5,510			5.3%
Total Mainline Capacity	52,253			1.2%
Regional[2]	7,768			0.8%
Consolidated Capacity
Domestic	33,847			(2.1%)			142,019	-	143,483	(3.0%)	-	(2.0%)
International	26,174			5.7%			109,884	-	110,951	3.0%	-	4.0%
Total Consolidated Capacity	60,021			1.2%			251,903	-	254,434	(0.5%)	-	0.5%

Traffic (Million RPM)
Mainline Traffic
Domestic	21,449	-	21,671	(3.1%)	-	(2.1%)
Atlantic	8,025	-	8,106	(1.0%)	-	0.0%
Pacific	7,462	-	7,534	3.6%	-	4.6%
Latin America	4,269	-	4,311	0.9%	-	1.9%
Total Mainline System Traffic	41,205	-	41,622	(1.1%)	-	(0.1%)
Regional System Traffic[2]	5,674	-	5,732	(1.8%)	-	(0.8%)
Consolidated System Traffic
Domestic System	26,876	-	27,153	(3.0%)	-	(2.0%)
International System	20,003	-	20,201	1.3%	-	2.3%
Total Consolidated System Traffic	46,879	-	47,354	(1.2%)	-	(0.2%)

Load Factor
Mainline Load Factor
Domestic	81.0%	-	81.9%	(0.6%)	-	0.3%
Atlantic	71.4%	-	72.2%	(5.0%)	-	(4.3%)
Pacific	82.5%	-	83.3%	(0.5%)	-	0.3%
Latin America	77.5%	-	78.2%	(3.4%)	-	(2.6%)
Total Mainline Load Factor	78.9%	-	79.7%	(1.9%)	-	(1.1%)
Regional Load Factor[2]	73.0%	-	73.8%	(1.9%)	-	(1.2%)
Consolidated Load Factor
Domestic	79.4%	-	80.2%	(0.7%)	-	0.1%
International	76.4%	-	77.2%	(3.3%)	-	(2.6%)
Total Consolidated Load Factor	78.1%	-	78.9%	(1.9%)	-	(1.1%)

1.	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines
2.	Regional results reflect flights operated under capacity purchase agreements and flights operated as part of our joint venture with Aer Lingus.

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Company Outlook

First Quarter 2011 Financial Outlook

	Estimated 1Q 2011			Year-Over-Year % Change Higher/(Lower)[1]
Revenue
Mainline Passenger Unit Revenue (¢/ASM)	10.99	-	11.09	10.5%	-	11.5%
Regional Passenger Unit Revenue (¢/ASM)	18.18	-	18.35	8.4%	-	9.5%
Consolidated Passenger Unit Revenue (¢/ASM)	11.92	-	12.03	10.0%	-	11.0%
Cargo, Mail and Other Revenue ($M)	$1,010	-	$1,020

Operating Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing	12.58	-	12.62	8.6%	-	9.0%
Regional Unit Cost	19.45	-	19.49	10.9%	-	11.1%
Consolidated Unit Cost Excluding Profit Sharing	13.47	-	13.51	9.1%	-	9.4%

Non-Fuel Expense[2] (¢/ASM)
Mainline Unit Cost Excluding Fuel and Profit Sharing	8.49	-	8.53	2.75%	-	3.25%
Regional Unit Cost Excluding Fuel	12.66	-	12.70	2.7%	-	3.0%
Consolidated Unit Cost Excluding Fuel and Profit Sharing	9.03	-	9.07	2.75%	-	3.25%

Select Expense Measures ($M)
Aircraft Rent		$255
Depreciation and Amortization		$385

Fuel Expense
Mainline Fuel Consumption (Million Gallons)		790
Regional Fuel Consumption (Million Gallons)		175
Consolidated Fuel Consumption (Million Gallons)		965
Consolidated Fuel Price Excluding Hedges	$ 2.92 / Gallon
Consolidated Fuel Price Including Cash Settled Hedges	$ 2.76 / Gallon

Non-Operating Income / (Expense)($M)
Non-Operating Income / (Expense)	($240)	-	($250)

Income Taxes ($M)
Income Tax Rate		0%

Capital Expenditures ($B)
Gross Capital Expenditures excluding Purchase Deposits		$0.3
Net Capital Expenditures excluding Purchase Deposits		$0.2
Purchase Deposits ($M)		$35

Debt and Capital Lease Obligations ($B)
Scheduled Debt and Capital Lease Obligations [3]		$0.45

Cash and Cash Equivalents ($B)
Unrestricted Cash Balance		$8.9
Restricted Cash Balance		$0.4

1	Year-over-year comparisons to 2010 pro forma operating statistics for United Airlines and Continental Airlines
2	Excludes special items, certain accounting changes and merger-related expenses.
3.	First quarter includes $150 million of the Company’s 5% Senior Convertible Notes due 2021 put to the Company in February.

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Company Outlook

Share Count

	First Quarter 2011 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	328	328	$—
$1 million - $36 million	328	331	$—
$37 million - $61 million	328	370	$4
$62 million - $368 million	328	383	$7
$369 million or greater	328	387	$11

	Full Year 2011 (Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	329	329	$—
$1 million - $145 million	329	331	$—
$146 million - $247 million	329	371	$17
$248 million - $1,475 million	329	383	$26
$1,476 million or greater	329	388	$43

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth above.

Fuel Hedge Positions by Quarter

As of Mar. 15, 2011 the Company has hedged 44% of its remaining estimated consolidated fuel consumption at an average price of $89 per barrel.

				2Q 2011			3Q 2011			4Q 2011
				% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price		% of Expected Consumption	Weighted Average Strike Price
WTI Crude Oil Swaps	($	/bbl	)	20%	$88.92		12%	$90.43		10%	$92.03
Heating Oil Swaps	($	/gal	)	12%	2.20		6%	2.24		—
Jet Fuel Swaps	($	/gal	)	—			—			—
WTI Crude Oil Call Options	($	/bbl	)	4%	91.00		13%	96.00		12%	98.79
Heating Oil Call Options	($	/gal	)	12%	2.21		6%	2.24		—
Jet Fuel Call Options	($	/gal	)	—			—			—
WTI Crude Oil Collars	($	/bbl	)	4%	94.53	65.00	—			—
Heating Oil Collars	($	/gal	)	7%	3.37	2.60	8%	3.30	2.53	6%	3.37	2.60

Total				59%			45%			28%

Fuel Price Sensitivity

For the second quarter, the Company has hedged 59% of its estimated consolidated fuel consumption at an average WTI crude oil price of $83 per barrel. The table below outlines the Company’s estimated settled hedge impacts at various crude oil prices, based on the hedge portfolio as of Mar. 15, 2011:

Crude Oil Price*	Cash Settled Hedge Impact	1Q11	2Q11	3Q11	4Q11	FY11
$120 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$3.77	$3.81	$3.80	$3.59
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.48)	($0.30)	($0.13)	($0.29)
$110 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$3.53	$3.57	$3.56	$3.41
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.35)	($0.20)	($0.06)	($0.20)
$100 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$3.30	$3.33	$3.32	$3.22
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.23)	($0.11)	($0.01)	($0.13)
$97.14 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$3.23	$3.26	$3.26	$3.17
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.19)	($0.08)	$0.00	($0.11)
$90 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$3.06	$3.09	$3.08	$3.04
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.11)	($0.03)	$0.02	($0.07)
$80 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$2.82	$2.85	$2.85	$2.85
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	($0.00)	$0.03	$0.05	($0.01)
$70 per Barrel	Fuel Price Excluding Hedge** ($/gal)	$2.92	$2.58	$2.62	$2.61	$2.68
	Increase/(Decrease) to Fuel Expense ($/gal)	($0.16)	$0.12	$0.10	$0.08	$0.05

*	Projected impacts assume a common, parallel jet fuel refining crack spread consistent with Mar 15, 2011 forward prices, and a parallel crude forward price curve consistent with Mar 15, 2011 forward prices. Row headings refer to illustrative spot closing prices on Mar 15, 2011.
**	Consolidated fuel price per gallon excluding hedge impacts, but including taxes and transportation costs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which

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indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of the Company’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

For further questions, contact Investor Relations at (312) 997-8610 or investorrelations@united.com

Non-GAAP To GAAP Reconciliations

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs and certain other items from some measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence, and the effects of certain other items that would otherwise make analysis of the Company’s operating performance more difficult.

Operating expense per ASM – CASM (cents)	1Q 2011 Estimate
	Low	High
Mainline operating expense excluding profit sharing	12.58	12.62
Special items and other exclusions (a)	—	—

Mainline operating expense excluding profit sharing and special items (a)	12.58	12.62
Less: fuel expense (c)	(4.09)	(4.09)

Mainline operating expense excluding fuel, profit sharing and special items (c)	8.49	8.53

Regional & Other expense per ASM – CASM (cents)	1Q 2011 Estimate
	Low	High
Regional & Other operating expense	19.45	19.49
Less: Regional & Other fuel expense	(6.79)	(6.79)

Regional CASM excluding fuel	12.66	12.70

Operating expense per ASM – CASM (cents)	1Q 2011 Estimate
	Low	High
Consolidated operating expense excluding profit sharing	13.47	13.51
Special items and other exclusions (a)	—	—

Consolidated operating expense excluding profit sharing and special items (b)	13.47	13.51
Less: fuel expense (c)	(4.44)	(4.44)

Consolidated expense excluding fuel, profit sharing and special items (c)	9.03	9.07

(a)	Operating expense per ASM – CASM excludes special items, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special items and charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these items with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.